SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2010

Domino’s Pizza, Inc.

(Exact name of registrant as specified in its charter)

Commission file number:

001-32242

Delaware	38-2511577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of principal executive offices)

(734) 930-3030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officers

On August 20, 2010, Domino’s Pizza, Inc. (the “Company”) announced that Wendy A. Beck has tendered her resignation as Chief Financial Officer and Executive Vice President of Finance, effective August 20, 2010. Ms. Beck will remain employed with the Company through September 2, 2010 to assist in the new Chief Financial Officer’s transition.

(c) Appointment of Principal Officers

On August 20, 2010, Domino’s Pizza, Inc. announced that, effective immediately, Michael T. Lawton will transition from his current role as Executive Vice President of International to the position of Chief Financial Officer and Executive Vice President of Finance.

Mr. Lawton, 51, previously served as Executive Vice President of International since October 2004, during which time he was responsible for overseeing all of the Domino’s Pizza business outside of the continental United States. Mr. Lawton served as Senior Vice President Finance and Administration of International for the Company from June 1999 to October 2004. Mr. Lawton is currently party to an Employment Agreement, as amended, with the Company, a copy of which has been previously filed by the Company with the Securities and Exchange Commission. The Company expects to amend certain terms of Mr. Lawton’s Employment Agreement in connection with his appointment as Chief Financial Officer and Executive Vice President of Finance but the terms of any such amendments have not been determined. The Company will promptly update the information contained in this Current Report on Form 8-K once any such amendment is executed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINO’S PIZZA, INC. (Registrant)

Date: August 20, 2010
/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President

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